UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 15, 2021, the Board of Directors (the “Board”) of Syndax Pharmaceuticals, Inc. (the “Company”), unanimously voted to increase the size of the Board to nine members and to elect Martin H. Huber, M.D. to the Board, effectively immediately. The Board designated Dr. Huber as a Class II member to serve until the 2024 annual meeting of the Company’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There were no arrangements or understandings between Dr. Huber and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) between Dr. Huber and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Dr. Huber will receive annual cash compensation in the amount $40,000 for his Board service. All amounts will be paid in quarterly installments. The Company will also reimburse Dr. Huber for his travel expenses incurred in connection with his attendance at Board meetings. On September 15, 2021, the Board also granted Dr. Huber an initial one-time option to purchase 35,000 shares of the Company’s common stock (the “Option”). Subject to Dr. Huber’s continued service on the Board, the Option will vest as follows: 1/36 of the shares subject to the Option will vest monthly over a three-year period. In accordance with the Policy, as may be amended from time to time, Dr. Huber will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to Dr. Huber’s continued service on the Board.

In connection with his appointment to the Board, Dr. Huber entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016. The Company issued a press release announcing the appointment of Dr. Huber, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Dated: September 15, 2021